Exhibit 99.1
Heliogen Appoints Sagar Kurada as Chief Financial Officer and Head of Strategy

Energy and sustainability executive brings more than two decades of financial, strategic, and capital markets experience to support business growth

PASADENA, Calif., July 10, 2023 — Heliogen, Inc. (NYSE: HLGN) (the “Company”), a leading provider of AI-enabled concentrating solar energy technology, today announced the appointment of Sagar Kurada as Chief Financial Officer and Head of Strategy, effective immediately. Mr. Kurada succeeds Kelly Rosser, who has served as interim CFO since February 2023. Ms. Rosser will continue in her role as Chief Accounting Officer.

Mr. Kurada brings more than two decades of experience and expertise in industrial decarbonization and renewable energy with a proven track record of developing and implementing financial growth strategies for disruptive sustainability-driven companies. In his role at Heliogen, he will work closely with the Company’s management team, board of directors, and the recently announced Corporate Strategy Committee to lead the finance organization, drive business growth, and execute on the Company’s mission of industrial decarbonization.

Prior to joining Heliogen, Mr. Kurada served as Chief Financial Officer at Newlight Technologies, Inc., a privately held biotechnology company converting air and greenhouse gas into biomaterials, where he led initiatives around the company’s financial, operations, growth planning, and market responsiveness strategies. Previously, he served as Chief Financial Officer of Eos Energy Enterprises, Inc. (Nasdaq: EOSE), a leading provider of long duration energy storage systems, where he oversaw Eos’ entry to public markets and led the company’s finance organization including accounting and controllership, financial planning and analysis, tax, investor relations, and treasury. Prior to joining Eos, Mr. Kurada held Chief Financial Officer roles with HighTower Advisors and in multiple GE operating entities, and he also worked in the private equity consulting practice at FCM. He has led multiple significant equity and debt financing rounds to support business growth. Mr. Kurada holds a Bachelor of Science from Rensselaer Polytechnic Institute and an MBA from Columbia Business School.

“Heliogen is at the forefront of solving the critical challenge of providing affordable, reliable clean energy to industry through deployment of their innovative concentrating solar thermal energy technology, and I am excited to join at a time of significant opportunity for the company,” said Mr. Kurada. “Christie and the entire Heliogen team have made significant commercial progress in recent months. I look forward to working alongside this driven group of individuals on the company’s mission to help industry achieve net zero emissions and execute its global growth strategy.”

“We are pleased to welcome Sagar Kurada, an accomplished CFO and corporate leader with deep expertise across finance, strategy, and operations in the renewable energy and decarbonization space,” said Christie Obiaya, Chief Executive Officer, Heliogen. “I am confident we will benefit from his valuable perspectives as we execute on our strategic plan and tackle the key pillars of our business strategy. I want to thank Kelly Rosser, who has played a critical role over the past five months in leading the finance organization while we’ve worked to deliver value and opportunity for our company and shareholders.”

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding Heliogen’s executive transition and Heliogen’s future financial and operating performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iv) our ability to maintain listing on the New York Stock Exchange; (v) our ability to access sources of capital to finance operations, growth and future capital requirements; (vi) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vii) our ability to scale in a cost effective manner; (viii) changes in applicable laws or regulations; (ix) developments and projections relating to our competitors and industry; and (x) our ability to protect our intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the annual period ended December 31, 2022 and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investor Contact:
Louis Baltimore
VP, Investor Relations
Louis.Baltimore@Heliogen.com

Heliogen Media Contact:
Cory Ziskind
ICR, Inc.
HeliogenPR@icrinc.com